UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)              October 27, 2017

Tapestry, Inc.
(Exact name of registrant as specified in its charter)

MARYLAND	1-16153	52-2242751
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10 Hudson Yards, New York, NY	10001
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code         (212) 594-1850

Coach, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                                                                              Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On October 27, 2017, Tapestry, Inc. (f/k/a Coach, Inc.) (the "Company") filed and had accepted for record articles of amendment (the "Amendment") with the State Department of Amendment and Taxation of Maryland amending its charter (the "Charter") and amended and restated its bylaws (the "Bylaws"), each effective October 31, 2017.  The Charter was amended and the Bylaws were amended and restated solely to reflect the change in the Company's name from "Coach, Inc." to "Tapestry, Inc." The Amendment and the amended and restated Bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

The Company's common stock, $0.01 par value per share, currently trades on the New York Stock Exchange under the symbol "COH," which will change to "TPR" on October 31, 2017.

Item 8.01        Other Events.
Due to trading volume and in order to focus its resources on the Company's primary listing on the New York Stock Exchange, the Company intends to withdraw its listing from the Main Board of the Stock Exchange of Hong Kong Limited ("SEHK") by applying for the withdrawal of the listing of its depositary receipts in accordance with the rules and regulations of the SEHK.

Item 9.01        Financial Statements and Exhibits.
(d)  Exhibits.
3.1	Articles of Amendment to Charter of Tapestry, Inc., effective as of October 31, 2017

3.2	Amended and Restated Bylaws of Tapestry, Inc., effective as of October 31, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:  October 31, 2017
TAPESTRY, INC.

By:	/s/ Nancy Axilrod
Nancy Axilrod
General Counsel & Assistant Secretary

EXHIBIT INDEX
3.1	Articles of Amendment to Charter of Tapestry, Inc., effective as of October 31, 2017

3.2	Amended and Restated Bylaws of Tapestry, Inc., effective as of October 31, 2017